Exhibit 32.1

Certification

Pursuant to 18 U.S.C. 1350 as adopted by Section 906 of Sarbanes-Oxley Act of 2002

Each of the undersigned, William M. Goodyear, Chairman and Chief Executive Officer of Navigant Consulting, Inc. (the “Company”) and Scott J. Krenz, Executive Vice President and Chief Financial Officer of the Company, has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (the “Report”).

Each of the undersigned hereby certifies that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of the Company.

/s/  WILLIAM M. GOODYEAR
William M. Goodyear
Chairman and Chief Executive Officer

February 28, 2008

/s/  SCOTT J. KRENZ
Scott J. Krenz
Executive Vice President and
Chief Financial Officer

February 28, 2008